Exhibit 99.1

News and information P.O. Box 4552 Park City, UT 84060 Phone: 435-615-0340 Fax: 435-615-4780 e-mail: investinfo@ascresorts.com

Contact:
Date: July 14, 2006	Chip Carey, American Skiing Co.
Senior Vice President
Marketing and Sales
435-615-0352
435-640-5003
ccarey@ascresorts.com

American Skiing Company Reviewing Strategic
Options For Steamboat Ski Resort

PARK CITY, UT— Park City, Utah - American Skiing Company (OTCBB, AESK), one of the largest operators of alpine ski, snowboard and golf resorts in the United States, today announced that its Board of Directors has retained investment advisors to initiate a strategic review of business options for the Steamboat Ski and Resort Corporation in Colorado, including the potential sale of the resort.

“Steamboat’s status as a world-renowned destination resort, combined with the financial performance generated by its tremendous management team and dedicated staff, have positioned the resort for success well into the future,” said BJ Fair, American Skiing Company’s CEO and President. “American Skiing Company is coming off its second straight record year which has created a number of opportunities for us to pursue. Given current positive market conditions and Steamboat’s outstanding performance, the Board has decided to review potential alternatives with respect to Steamboat and engage financial advisors to assist in that process. Our intent is to drive the maximum value for the Company’s stakeholders,” Fair continued.

Steamboat, known for its genuine, western friendly atmosphere, family appeal, real western town and champagne powder, is consistently ranked the #1 family resort in the West. With one of the strongest and most recognizable brands in the ski industry, the resort has built a very loyal customer base allowing it to record over a million skier visits per year. The readers of SKI magazine traditionally rank Steamboat among the top ten resorts in North America.

About American Skiing Company (OTCBB: AESK)
Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Steamboat in Colorado; The Canyons in Utah; Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; and Attitash in New Hampshire. More information is available on the company’s Web site, www.peaks.com.

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.

We have tried, wherever possible, to identify such statements by using words such as “anticipate”, “assume”, “believe”, “expect”, “intend”, “plan”, and words and terms of similar substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, there can be no assurance that the Company’s strategic review will result in any specific strategy or financial transaction. Similarly, there has been no timetable set for completion of the review. Other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both our resort operating and real estate segments; competition and pricing pressures; adverse weather conditions regionally and nationally; changes in weather patterns resulting from global warming; seasonal business activity; increased gas and energy prices; changes to federal, state and local regulations affecting both our resort operating and real estate segments; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations; the loss of any of our executive officers or key operating personnel; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this document and under Section 27A of the Securities Act and Section 21E of the Exchange Act, we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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